EXHIBIT 32.2
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the accompanying Annual Report on Form 10-K (the “Report”) of Travelzoo Inc. for the period ended December 31, 2010, the undersigned certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that (1) this Report complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 16, 2011	/s/ WAYNE LEE
Wayne Lee
Chief Financial Officer

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of this Report or as a separate disclosure document.